Exhibit 10.6

AMENDMENT 2007-1 TO THE

SEVERANCE AGREEMENT

THIS AMENDMENT 2007-1, dated as of May 2, 2007, is entered into by and between Novell, Inc., a Delaware corporation (the “Company”) and John Dragoon (the “Executive”).

RECITALS

WHEREAS, the Executive previously entered into a severance agreement with the Company, dated February 8, 2007, (the “Severance Agreement”), that sets forth certain compensation and benefits for the Executive in the event the Executive’s service with the Company is terminated;

WHEREAS, due to a scrivener’s error, the definition of “Cause” does not fully reflect the mutual agreement between the parties;

WHEREAS, the Company and the Executive mutually desire to amend the Severance Agreement to correct the definition of “Cause;” and

WHEREAS, Section 19 of the Severance Agreement provides that the Company and the Executive may amend the Severance Agreement by written agreement.

NOW, THEREFORE, the Company and the Executive hereby agree that the Severance Agreement shall be amended as follows:

1. The definition of “Cause” under Section 1 of the Severance Agreement is hereby deleted in its entirety and replaced with the following complete definition:

“Cause:’

(i) For purposes of Involuntary Termination Prior to a Change in Control, means a determination by the Company’s Chief Executive Officer or Senior Vice President-People, in either case with legal advice and consultation of the Company’s Senior Vice President – General Counsel, acting in his authority as the Company’s general counsel, that the Executive has committed any of the following acts:

(A) continued violations of the Executive’s obligations which are demonstrably willful or deliberate on the Executive’s part after there has been delivered to the Executive a written demand for performance from the Company which describes the basis for the Company’s belief that the Executive has willfully or deliberately violated his obligations to the Company;

(B) engaging in willful misconduct which is injurious to the Company or any Subsidiary;

(C) committing a felony, an act of fraud against or the misappropriation of property belonging to the Company or any Subsidiary:

(D) breaching, in any material respect, terms of any confidentiality or proprietary information agreement between the Executive and the Company; or

(E) committing a material violation of the Company’s Code of Business Ethics or Employee Conduct and Standards Policy, as either or both are in effect from time to time by the Company.

(ii) For purposes of Involuntary Termination Associated With a Change in Control, means a determination by the Board that the Executive has committed any of the following acts:

(A) the Executive has been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary; or

(B) the Executive has committed intentional wrongful disclosure of secret processes or confidential information of the Company or any Subsidiary; and any such act has been demonstrably and materially harmful to the Company. For purposes of this subparagraph (B), no act on the part of the Executive will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” if done by the Executive not in good faith and without reasonable belief that the Executive’s action was in the best interest of the Company.

Notwithstanding the foregoing, the Executive will not be deemed to have been terminated for “Cause” under this clause (ii) unless and until there has been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board then in office at a meeting of the Board, finding that, in the good faith opinion of the Board, the Executive has committed an act constituting “Cause,” as herein defined, and specifying the particulars thereof in detail. Prior to any such determination, the Executive shall be provided with reasonable notice of such pending determination and the Executive, together with his counsel (if the Executive chooses to have counsel present at such meeting), shall be provided with the opportunity to be heard before the Board makes any such determination. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.”

2. In all respects not modified by this Amendment 2007-1, the Severance Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and the Executive agree to the terms of the foregoing Amendment 2007-1, effective as of May 2, 2007.

NOVELL, INC.

By:	/s/ Ronald W. Hovsepian
Name:	Ronald W. Hovsepian
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ John Dragoon
John Dragoon
Senior Vice President and Chief Marketing Officer

3